Exhibit 10.8

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made on January 31, 2008, by and between DPAC TECHNOLOGIES CORP., a California corporation (the “Company”), and QUATECH, Inc., an Ohio corporation (“Quatech”, together with the Company herein collectively or individually, as the context so requires, the “Debtor” or the “Debtors”), and CANAL MEZZANINE PARTNERS, L.P., a Delaware limited partnership (the “Secured Party”).

RECITALS:

WHEREAS, Debtors and Secured Party are parties to a Senior Subordinated Note and Warrant Purchase Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), providing for the issuance and sale by the Debtors and the purchase by the Secured Party of that certain Senior Subordinated Note due January 31, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) in an aggregate principal amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000).

WHEREAS, each Debtor agrees to grant to and create in favor of Secured Party, in the manner set forth in this Agreement, security interests in certain property of such Debtor as security for the performance and payment of the Secured Obligations (as defined in Section 1 hereof).

NOW THEREFORE, for and in consideration of the purchase of the Note by Secured Party and the benefits each Debtor shall receive therefrom, and the representations, warranties and mutual covenants set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Defined Terms.

1.1. Definitions. Certain capitalized words and terms as used in this Agreement shall have the meanings given to them in the Uniform Commercial Code, and the Note Purchase Agreement unless otherwise indicated herein or the context or use indicates another or different meaning or intent. All defined terms shall be equally applicable to both the singular and plural forms of any of the words and terms herein defined. In addition, the following capitalized words shall have the following meanings when used herein:

“Accounts” has the meaning assigned to that term in the Uniform Commercial Code.

“Chattel Paper” has the meaning assigned to that term in the Uniform Commercial Code.

“Commercial Tort Claims” has the meaning assigned to that term in the Uniform Commercial Code.

“Deposit Account” has the meaning assigned to that term in the Uniform Commercial Code.

“Documents” has the meaning assigned to that term in the Uniform Commercial Code.

“Electronic Chattel Paper” has the meaning assigned to that term in the Uniform Commercial Code.

“Equipment” has the meaning assigned to that term in the Uniform Commercial Code.

“Excluded Property” means any of the following:

(a) any interest of any Debtor in any contract right, license, general intangible, intellectual property agreement, any lease pertaining to real or personal property or any other document, instrument or agreement, if the granting of a security interest, lien or encumbrance therein by such Debtor to Secured Party (i) is prohibited by the terms and provisions of the written agreement, document or instrument creating or evidencing such item of Excluded Property or rights related thereto or by applicable law, or (ii) or in the case of any such Excluded Property, such item of Excluded Property would be subject to loss or forfeiture upon the grant or creation of a security interest, lien or encumbrance therein (any of the foregoing, a “Valid Restriction”); provided, however, that Secured Party will be deemed to have, and at all times from and after the date hereof to have had, a security interest in the proceeds of such Excluded Property to the extent that any proceeds of such Excluded Property have come into the possession of Secured Party or otherwise constitute a portion of the Collateral;

(b) any Equipment that is subject to a purchase money security interest or Capitalized Lease that contains a Valid Restriction;

(c) any motor vehicles owned or leased by any Debtor; or

(d) any depository account maintained by any Debtor used solely for medical, pension, benefits, and taxes.

“Fixtures” has the meaning assigned to that term in the Uniform Commercial Code.

“General Intangibles” has the meaning assigned to that term in the Uniform Commercial Code.

“Instruments” has the meaning assigned to that term in the Uniform Commercial Code.

“Inventory” has the meaning assigned to that term in the Uniform Commercial Code.

“Investment Property” has the meaning assigned to that term in the Uniform Commercial Code.

“Letter of Credit Right” has the meaning assigned to that term in the Uniform Commercial Code.

“Note Purchase Agreement” has the meaning assigned to that term in the Recitals.

“Note” has the meaning assigned to that term in the Recitals.

“Payment Intangible” has the meaning assigned to that term in the Uniform Commercial Code.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, and all rights to receive interest on said deposits.

“Secured Obligations” means (a) all principal, interest and other amounts due and payable under the Note Purchase Agreement, the Related Documents and the Note, (b) all costs and expenses incurred by Secured Party in the realization upon the Collateral, including without limitation reasonable attorneys’ fees and legal expenses, and (c) each and every liability owed by any Debtor to Secured Party however created, direct or contingent, due or to become due, whether now existing or hereafter arising, including without limitation the Success Fee.

“Security” has the meaning assigned to that term in Article 8 of the Uniform Commercial Code.

“Software” has the meaning assigned to that term in the Uniform Commercial Code.

“Stock Rights” means any Security, dividends or other distributions and any other right or property which the such Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Security or other ownership interests in a corporation, partnership, joint venture, limited liability company or other entity constituting Collateral and any Security, any right to receive any Security and any right to receive earnings, in which such Debtor now has or hereafter acquires any right, issued by an issuer of such Securities.

“Uniform Commercial Code” means such Code as in effect in any jurisdiction on the date hereof or as the same may be from time to time supplemented or amended hereafter in any jurisdiction.

Section 2. Creation of Security Interests.

2.1. The Collateral. As security for the full and timely discharge of the Secured Obligations in accordance with their respective terms, each Debtor agrees that Secured Party will have, and there is hereby granted to and created in favor of Secured Party, a security interest under the Uniform Commercial Code, and otherwise in accordance with applicable law, in and to the following exclusive of the of the Excluded Property (hereinafter collectively referred to as the “Collateral”):

2.1.1. All Equipment now or hereafter owned by any Debtor, including without limitation (a) all machinery, equipment, furniture and fixtures, (b) all replacements and substitutions thereof and (c) accessions to any of the items aforesaid and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto.

2.1.2. All Accounts and General Intangibles now or hereafter owned by any Debtor, including, without limitation, (a) all moneys due and to become due under any contractual obligation, (b) any damages arising out of or for breach or default in respect of any Account, (c) all other amounts from time to time paid or payable under or in connection with any such Account including, without limitation, all tax refund claims, and (d) all rights of any Debtor in intellectual property, goodwill, trademarks, trade names, service marks, copyrights, patents, and licenses and in applications therefor including, without limitation, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which such (i) Debtor operates or has authority to operate, (ii) Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others, or (iii) others possess, use, or have authority to possess or use property (whether tangible or intangible) of such Debtor, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plants, specifications, and schematics.

2.1.3. All Goods, Inventory, Instruments, Electronic Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Fixtures, Investment Property, Letter of Credit Rights, Payment Intangibles, Pledge Deposits, Software and Stock Rights now or hereafter owned by any Debtor.

2.1.4. To the extent not otherwise included, all other personal property, tangible or intangible, of any Debtor including, without limitation, all furniture, fixtures, other goods, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, electronic chattel paper, documents, securities and other investment property, deposit accounts, rights to proceeds of letters of credit, letter-of-credit rights and supporting obligations of every nature.

2.1.5. To the extent not otherwise included, all books and records pertaining to the foregoing, and all Proceeds or products of any or all of the foregoing.

2.1.6. To the extent not otherwise included, all “Collateral” as that term is defined in the Note Purchase Agreement.

2.2. Maintenance. Debtors shall from time to time replace and repair all parts of the Equipment which are or become worn, broken, damaged, or deteriorated and otherwise maintain the Equipment, and every part thereof, in good working order and repair and pay the costs of such repairs, replacements, and maintenance as well as any costs of storing the same when reasonable to do so.

Section 3. Rights and Remedies of a Secured Party. In addition to all of the rights and remedies given to Secured Party by this Agreement, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

Section 4. Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral and each Debtor agrees that during the term of this Agreement:

4.1. Books and Records; Chief Executive Offices; Jurisdiction.

4.1.1. Each Debtor shall keep accurate and complete books and records concerning the Collateral in accordance with GAAP. For the purpose of establishing the location and value of the Collateral, each Debtor shall furnish to Secured Party, at such times and in such form and substance as may be reasonably requested by Secured Party, information adequate to identify the Collateral, including, without limitation, the location, cost and fair market value of the Collateral.

4.1.2. (a) Each Debtor represents and warrants that its chief executive office is located at the address set forth below:

5765 Hudson Industrial Parkway

Hudson, Ohio 44236

(b) Debtors shall not move their chief executive office except to such new location as it may establish in accordance with Section 4.1.5 below.

4.1.3. (a) The only original books of account and records of each Debtor relating to the Collateral are, and will continue to be, kept at the offices of such Debtor set forth in Section 4.1.2 above.

(b) The location where such books of account and records are kept shall not be changed by Debtors except in accordance with Section 4.1.5 below.

4.1.4. Each Debtor represents and warrants that the location of all the Collateral is accurately and completely set forth in Exhibit A hereto. The Secured Party acknowledges and agrees that the Debtors will maintain Inventory and/or Equipment at locations owned by third party landlords, and that Debtors are required to provide appropriate bailee waivers acceptable to Secured Party on any location where any Debtor maintains at any time more than One Hundred Thousand Dollars ($100,000.00) worth of Inventory and/or Equipment.

4.1.5. Each Debtor shall not establish any different location for its chief executive office or for the place where the original books of account and records of such Debtor relating to the Collateral are kept, except in accordance with 4.1.8 below.

4.1.6. Each Debtor shall not hold its right, title or interest or maintain its records relating to any Collateral or invoice any Account debtor with respect to any Collateral in any name other than its own proper name.

4.1.7. Debtors shall not change their jurisdiction of organization from the State of California with respect to the Company and Ohio with respect to Quatech, except to such new jurisdiction as such Debtor may establish in accordance with Section 4.1.8 below.

4.1.8. Debtors shall not establish any locations different from those provided for in this Section 4.1 and attached Exhibit A hereto, change the jurisdiction of their organization or change their name, until such (a) Debtor shall have given to the Secured Party written notice, thirty (30) days before doing so, of its intention to establish such new location or jurisdiction of organization or change its name, clearly describing each such new location or jurisdiction or its new name and providing such other information in connection therewith as the Secured Party may reasonably request, and (b) with respect to each such new location or jurisdiction or the new name, it shall have taken such action, satisfactory to the Secured Party, as may be necessary to maintain the lien of the Secured Party on the Collateral granted hereunder at all times fully perfected, first in priority to all other liens (except for the liens of the Senior Lender and except as otherwise provided in the Related Documents) and in full force and effect.

4.2. Inspection. Each Debtor shall permit any persons designated by Secured Party, in order to permit Secured Party to assure itself of performance by such Debtor of the Secured Obligations or otherwise facilitate compliance with this Agreement, to enter, examine, audit and inspect the Collateral and all properties, corporate books and financial records pertaining to the Collateral or to the operation, business, affairs and financial condition of such Debtor, at any reasonable time and from time to time and upon reasonable notice to such Debtor, and shall permit such persons to copy (by photocopy or otherwise) and make excerpts of such books and records.

4.3. Notice of Adverse Change. Each Debtor shall immediately notify Secured Party of any material adverse change of which such Debtor has knowledge which adversely affects or may adversely affect its right, title, or interest in, or the value of, the Collateral in any material way.

4.4. Sale of Inventory. Notwithstanding the security interest in the Collateral granted hereunder, each Debtor shall have the right to sell, lease or otherwise dispose of its Inventory in the ordinary course of its business free and clear of such security interest; but in such event, such security interest shall continue in the proceeds of such sale, lease or other disposition.

4.5. Account Verification. Secured Party may at any time cause Debtors to verify with any account debtor of such Debtor as to the status of any Accounts payable by such account debtor. Such Debtor shall direct the account debtor to furnish a written response to the request for verification to a post office box at a post office located in Hudson, Ohio, which post office box shall be controlled by Secured Party. Secured Party may make requests for verification directly with account debtors at any time after and during the continuance of an Event of Default. Debtors from time to time will execute and deliver such instruments and take all such action as Secured Party may reasonably request in order to effectuate the purposes of this Section 4.5.

4.6. Debtor’s Rights to Collect Accounts. Notwithstanding any security interest in Accounts of Debtors granted hereunder, Debtors shall have the right to and shall endeavor to collect such Accounts at their own cost and expense, until such time as Secured Party shall have notified such Debtor pursuant to Section 4.7 below that Secured Party has revoked such Debtor’s right to collect such Accounts.

4.7. Collection of Accounts by the Secured Party. If an Event of Default shall have occurred and be continuing, Secured Party shall have the right at any time and without affecting the liability of Debtors to Secured Party (a) to revoke any right of Debtors to collect their Accounts pursuant to Section 4.6 above by written notice to Debtors to such effect, (b) to take over and direct collection of such Accounts of Debtors, (c) to give notice of the security interest of Secured Party in such Accounts to any or all of the Account debtors obligated to Debtors, (d) to direct such Account debtors to make payment of such Accounts directly to Secured Party and (e) to take control of such Accounts of Debtors and the proceeds thereof, and to take possession of all of a Debtors’ books and records relating thereto, with full power and authority in the name of Secured Party or of Debtors to enforce, collect, sue for, receive, and give receipts for any and all such Accounts. If any Account becomes evidenced by or if such Debtor receives any promissory note, trade acceptance, chattel paper or other writing or instrument for the payment of money, such Debtor will deliver each such writing or instrument to Secured Party duly endorsed to the order of Secured Party as additional Collateral under this Agreement.

Section 5. Preservation and Protection of Security Interests. Each Debtor shall faithfully preserve and protect Secured Party’s security interest in the Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continue perfected so long as the Secured Obligations or any portion thereof are outstanding and unpaid, and for such purpose. Debtors shall from time to time at the request of Secured Party file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation financing and continuation statements, as Secured Party may deem necessary or advisable from time to time in order to preserve, perfect and continue perfected said security interest prior to the rights of any other secured party or lien creditor (other than the Senior Lender). Debtors shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as Secured Party may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected lien in the Collateral prior to the rights of any other secured party or lien creditor (other than the Senior Lender). Secured Party, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of Debtors to do all acts and things which Secured Party may deem necessary or advisable to preserve, perfect and continue perfected Secured Party’s security interest in the Collateral, including without limitation the signing of financing, continuation or other similar statements and notices on behalf of such Debtor if Debtors fails to do so within ten (10) days of request by Secured Party.

Section 6. Application of Moneys. Except as otherwise provided in this Agreement, if an Event of Default shall have occurred, all net proceeds which Secured Party shall receive upon realization of the lien and security interest granted under this Agreement may be applied by or at the direction of Secured Party, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Secured Party hereunder, including reasonable attorneys’ fees and legal expenses, to the payment in whole or in part of the Secured Obligations, in such order as Secured Party may elect. Any surplus remaining after the payment and satisfaction of all of the Secured Obligations shall be applied to or on the order of Debtors, their successors or assigns, or to the person or persons who may be lawfully entitled to receive the same, or as any court of competent jurisdiction may direct.

Section 7. Representations and Warranties. Each Debtor hereby represents and warrants to Secured Party that such Debtor has legal title to all the Collateral, subject to no Lien, other than Permitted Liens. No financing or continuation statement which names such Debtor as debtor has been filed under the Uniform Commercial Code other than pursuant to the Permitted Liens, and such Debtor has not agreed or consented to cause or to permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to any Lien, except the Permitted Liens.

Section 8. Affirmative Covenants. On and after the date of this Agreement, and for so long as any Secured Obligation is outstanding:

8.1. Maintenance of Properties. Each Debtor shall maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of its properties which are necessary or useful in the proper conduct of its business, and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements to said properties, subject to Section 2.2 of this Agreement.

8.2. Notice of Default. If any Debtor has knowledge that any Event of Default occurs, such Debtor shall give prompt notice in writing of such happening to Secured Party.

8.3. Additional Information. Each Debtor shall furnish to Secured Party promptly after Secured Party’s request therefor, such other information respecting the business, properties or condition of operations, financial or otherwise, of such Debtor as may be requested by Secured Party.

8.4. Maintenance of Collateral.

8.4.1. Each Debtor shall (a) pay and discharge all taxes, assessments, fees, and other governmental charges or levies imposed upon it or any of the Equipment as well as all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals which, if unpaid, might by law become a lien on the Collateral or any part thereof and (b) perform according to and maintain in force all leases which are Collateral; provided, however, that Debtors shall not be required to make any payment pursuant to this Section 8.4 if (x) the amount, applicability, or validity thereof is being contested currently in good faith by appropriate proceedings, (y) Debtors shall have set aside on their books, in accordance with GAAP applied on a consistent basis, adequate reserves or provisions with respect thereto, and (z) the title of Debtors to, and its right to use, any of its properties is not materially and adversely affected thereby.

8.4.2. If Debtors fail to make any payments it is required to make under this Section 8.4, Secured Party may do so for the account of Debtors and may add the amount of such payments to the Secured Obligations.

8.5. Use of Collateral. The Collateral will be used exclusively in the business operations of Debtors.

8.6. Performance of Contracts, etc. Each Debtor shall perform according to and shall comply with those contractual obligations of such Debtor, non-performance of which would materially adversely affect the business of such Debtor or would impair the ability of such Debtor to perform this Agreement.

8.7. Insurance. Each Debtor shall at all times:

8.7.1. Maintain or cause to be maintained insurance upon its respective property with responsible and reputable insurers of such character and in such amounts as are usually maintained by persons engaged in a like business.

8.7.2. Furnish to Secured Party, upon request, a statement of insurance coverage of such Debtor in form and detail satisfactory to Secured Party.

8.7.3. Require each policy of insurance to contain, in favor of and satisfactory to Secured Party, a provision requiring at least thirty (30) days’ prior written notice to Secured Party in the event of any cancellation or contemplated cancellation of such insurance. To the extent reasonably obtainable without additional cost to such Debtor, all such policies will further contain agreements by the insurers that any loss will be payable to Secured Party notwithstanding any acts or negligence by such Debtor which might otherwise result in forfeiture of said insurance. If such Debtor fails to maintain in full force and effect insurance covering the Collateral as may be required by this Section 8.7, or fails to pay the premiums thereon when due, Secured Party may do so for the account of such Debtor and add the cost thereof to the Secured Obligations.

8.7.4. Secured Party shall not be under any duty to ascertain the existence or adequacy of insurance coverage. Debtors shall cause each policy of insurance covering tangible property subject to a Lien in favor of the Secured Party granted pursuant to this Agreement, or under any agreement, instrument or document given as security pursuant hereto, to provide that, in the case of each separate loss in excess of One Hundred Thousand Dollars ($100,000.00) (or, if there shall be existing an Event of Default of any amount), the full amount of insurance proceeds with respect thereto shall be payable to the Secured Party as secured party or otherwise as its interests may appear, to be applied in accordance with the Note Purchase Agreement, and each such policy shall (i) further provide for at least thirty (30) days’ prior written notice to the Secured Party of the cancellation or substantial modification thereof, (ii) provide that, in respect of the interests of the Debtors and the Secured Party in such insurance, such insurance shall not be invalidated by any such action or inaction of such Debtor or any other Person, (iii) insure the Secured Party’s interest regardless of any violation by such Debtor or any other Person of any warranties, declarations or conditions contained in such insurance and (iv) provide that the Secured Party shall have the right (but not the obligation) to cure any default by the Debtors under such insurance. After the occurrence of and during the continuation of an Event of Default, each Debtor hereby assigns and sets over unto Secured Party all moneys which may become payable on account of such insurance covering the Collateral including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay Secured Party any amount so due. Secured Party, its officers, employees and authorized agents, are hereby irrevocably appointed the attorneys-in-fact of Debtors to endorse any draft or check which may be payable to Debtors in order to collect the proceeds of such insurance or any return of unearned premiums. Any balance of insurance proceeds remaining in the possession of Secured Party after payment in full of the Secured Obligations shall be paid to Debtors or Debtors’ order as such Debtor shall instruct Secured Party.

8.8. Risk of Loss. As of the execution of this Agreement, each Debtor shall assume all risk of loss of, damage to, or destruction of the Collateral to the extent that such Debtor now or hereafter has or acquires any right, title and interest in the Collateral.

Section 9. Negative Covenants. On and after the date of this Agreement and so long as Secured Obligations are outstanding, each Debtor shall not:

9.1. Negative Pledge. Except as permitted by the Note Purchase Agreement, without the prior written consent of Secured Party (a) sell, assign, or transfer any of its right, title and interest in the Collateral except the sale of such Debtor’s Inventory in the ordinary course of business, (b) grant or create or permit to exist any lien on or in any of the Collateral except for Permitted Liens, (c) permit any levy or attachment to be made against any of the Collateral, or (d) file any financing statement with respect to any of the Collateral.

9.2. Change of Name. Change its name without complying with Section 4.1.8 hereof.

Section 10. Care and Maintenance of Collateral by the Secured Party. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in Secured Party’s possession if Secured Party takes such action for that purpose as Debtors shall request in writing, provided, however that Secured Party shall not be required to take any such requested action if in the judgment of Secured Party, such action would impair Secured Party’s security interest in such Collateral or its rights in, or the value of, such Collateral, and provided, further, however that such written request is received by Secured Party in sufficient time to permit Secured Party to take the requested action. Each Debtor acknowledges that failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of Secured Party to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by such Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral. If all or any part of the Collateral consists of any stock, bond or other security, Secured Party shall be under no obligation to sell or otherwise dispose of such security, or to cause such security to be sold or otherwise disposed of, by reason of any diminution in the fair market value thereof, and Secured Party’s failure to do so shall under no circumstances be deemed a failure to exercise reasonable care in the custody and preservation of the Collateral, anything in this Section 10 or in any other section of this Agreement notwithstanding.

Section 11. Remedies for Event of Default.

11.1. Remedies. If an Event of Default occurs and is continuing, in addition to the remedies set forth in the Note Purchase Agreement and the other Related Documents:

11.1.1. Secured Party may exercise such rights and remedies as are provided by the Uniform Commercial Code, including without limitation the right to enter any premises where any of the Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which each Debtor hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale, after ten (10) days’ prior written notice to such Debtor, at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as Secured Party in its sole discretion may determine. Upon any such sale of any of the Collateral, to the extent permitted by law, Secured Party may purchase all or any of the Collateral being sold, free from any equity or right of redemption. Secured Party shall apply the proceeds of any such sale to the Secured Obligations as provided in Section 6 hereof. If such proceeds are insufficient to pay the amounts owed by Debtors, Debtors shall be liable for any deficiency in the amount so realized from the Collateral.

11.1.2. Each Debtor shall, upon the demand of Secured Party, promptly assemble the Collateral, or any part thereof and make it available to Secured Party at a place to be designated by Secured Party which shall be reasonably convenient to Secured Party and such Debtor. The right of Secured Party under this Section 11.1.2 to have the Collateral assembled and made available to it is of the essence of this Agreement and Secured Party may, at its election, enforce such right by an action for specific performance.

11.2. No Requirement to Marshal Collateral. Each Debtor, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require Secured Party to collect any of the Secured Obligations from any portion of the Collateral under any theory of marshaling of assets, or otherwise, and specifically authorizes Secured Party to apply any of its Collateral against any of the Secured Obligations in any manner that Secured Party may determine.

Section 12. Captions. Captions and section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

Section 13. Amendments, Waivers. No amendment, modification or waiver to this Agreement shall be binding unless in writing and signed by the party to be charged.

Section 14. Permitted Liens. The “Permitted Liens” as defined in the Note Purchase Agreement shall be deemed “Permitted Liens” hereunder.

Section 15. Defeasance. Upon payment and performance in full of the Notes and all reasonable costs and expenses incurred by Secured Party in the realization upon the Collateral, if any, including, without limitation, reasonable attorneys’ fees and legal expenses, this Agreement shall terminate and be of no further force and effect, and in such event, Secured Party shall, at the expense of Debtors, take all action necessary to terminate the security interests of Secured Party in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 16. Governing Law. This Agreement is being executed and delivered in the State of Ohio and, except to the extent that the laws of any other jurisdiction are mandatorily applicable, shall in all respects be interpreted in accordance with the laws of the State of Ohio applicable to contracts to be performed in the State of Ohio.

Section 17. Counterparts. This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Section 18. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto and supersedes any and all prior agreements, arrangements, and understandings relating to the subject matter hereof. No representation, promise, inducement, or statement of intent has been made by any party which is not embodied in this Agreement, and no party shall be bound by or be liable for any alleged representation, promise, inducement or statement of intention not embodied herein.

Section 19. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

Section 20. Waiver of Jury Trial. THE SECURED PARTY AND EACH DEBTOR HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE SECURED PARTY AND SUCH DEBTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN SUCH DEBTOR AND THE SECURED PARTY IN CONNECTION WITH THE SECURITY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS RELATED HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE SECURED PARTY TO ENTER INTO THE FINANCING TRANSACTIONS WITH DEBTORS. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE SECURED PARTY’S ABILITY TO PURSUE ITS REMEDIES INCLUDING, BUT NOT LIMITED TO, ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED HEREIN OR IN ANY OTHER DOCUMENT RELATED HERETO.

The parties hereto have caused this Security Agreement to be duly executed by its duly authorized officers as of the day and year first above written.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed and delivered as of the date first written above.

Debtors:		Secured Party:

DPAC TECHNOLOGIES CORP.,		CANAL MEZZANINE PARTNERS, L.P.
a California corporation		a Delaware limited partnership

By:	/s/ Steven D. Runkel	By:	Canal Mezzanine Management, LLC,
	Steve Runkel, Chief Executive Officer		an Ohio limited liability company
		Title:	General Partner

QUATECH, INC.,		By:	Canal Holdings, LLC
an Ohio corporation			an Ohio limited liability company
		Title:	Managing Member

By:	/s/ Steven D. Runkel	By:	Shawn M. Wynne
	Steve Runkel, Chief Executive Officer	Name:	Shawn M. Wynne
		Title:	Authorized Signer

Signature Page to Security Agreement

EXHIBIT A

DPAC TECHNOLOGIES CORP.

A.	LOCATION OF CHIEF EXECUTIVE OFFICE:

5765 Hudson Industrial Parkway
Hudson, Ohio 44236

B.	LOCATION OF BOOKS AND RECORDS:

5765 Hudson Industrial Parkway
Hudson, Ohio 44236

C.	LOCATION OF OTHER COLLATERAL (RETAIL STORES OR WAREHOUSES):

D.	LOCATION OF ANY OTHER PLACE(s) OF BUSINESS:

E.	JURISDICTION OF ORGANIZATION:

State of California

QUATECH, INC.

A.	LOCATION OF CHIEF EXECUTIVE OFFICE:

5765 Hudson Industrial Parkway
Hudson, Ohio 44236

B.	LOCATION OF BOOKS AND RECORDS:

5765 Hudson Industrial Parkway
Hudson, Ohio 44236

2

C.	LOCATION OF OTHER COLLATERAL (RETAIL STORES OR WAREHOUSES):

D.	LOCATION OF ANY OTHER PLACE(s) OF BUSINESS:

E.	JURISDICTION OF ORGANIZATION:

State of Ohio

3